UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMB PROPERTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	94-3281941

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective pursuant	Exchange Act and is effective pursuant
to General Instruction A.(c), please	to General Instruction A.(d), please
check the following box. [X]	check the following box. [ ]

Securities Act registration file number to which this form relates: File No. 333-68283

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6 3/4% Series M Cumulative Redeemable Preferred Stock, $.01 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

SIGNATURE
EXHIBIT INDEX
Exhibit 3.17
Exhibit 4.3

Item 1. Description of Registrant’s Securities to be Registered.

      The description of the 6 3/4% Series M Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”), of AMB Property Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of Series M Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, in the form in which it was filed on November 10, 2003 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-68283), which was declared effective by the Securities and Exchange Commission on December 17, 1998. The Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2. Exhibits.

      Pursuant to the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit
Number	Description

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-11 (No. 333-35915))

3.2	Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on January 7, 1999)

3.3	Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K filed on January 7, 1999)

3.4	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

3.5	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 14, 1999)

3.6	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 14, 2000)

3.7	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 29, 2000)

Exhibit
Number	Description

3.8	Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Current Report on Form 8-K filed on September 29, 2000)

3.9	Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2001)

3.10	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on October 3, 2001)

3.11	Articles Supplementary Redesignating and Reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on December 7, 2001)

3.12	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 23, 2002)

3.13	Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)

3.14	Articles Supplementary Redesignating and Reclassifying all 20,000 Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)

3.15	Articles Supplementary establishing and fixing the rights and preferences of the 6-1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of Registrant’s Form 8-A filed on June 20, 2003)

3.16	Third Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.17 of Registrant’s Form 8-A filed on June 20, 2003)

3.17	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for Common Stock of Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-11 (No. 333-35915))

4.2	Form of Certificate for 6-1/2% Series L Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on June 20, 2003)

4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of Registrant.

SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	November 11, 2003	AMB PROPERTY CORPORATION

		By:	/s/ Tamra D. Browne Tamra D. Browne Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

3.1	Articles of Incorporation of Registrant (incorporated by reference to Exhibit 3.1 of Registrant’s Registration Statement on Form S-11 (No. 333-35915))

3.2	Articles Supplementary establishing and fixing the rights and preferences of the 8 5/8% Series B Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on January 7, 1999)

3.3	Articles Supplementary establishing and fixing the rights and preferences of the 8.75% Series C Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Current Report on Form 8-K filed on January 7, 1999)

3.4	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series D Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1999)

3.5	Articles Supplementary establishing and fixing the rights and preferences of the 7.75% Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 14, 1999)

3.6	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series F Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 14, 2000)

3.7	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series G Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on September 29, 2000)

3.8	Articles Supplementary establishing and fixing the rights and preferences of the 8.125% Series H Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Current Report on Form 8-K filed on September 29, 2000)

3.9	Articles Supplementary establishing and fixing the rights and preferences of the 8.00% Series I Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on March 23, 2001)

3.10	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series J Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on October 3, 2001)

3.11	Articles Supplementary Redesignating and Reclassifying all 2,200,000 Shares of the 8.75% Series C Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on December 7, 2001)

Exhibit
Number	Description

3.12	Articles Supplementary establishing and fixing the rights and preferences of the 7.95% Series K Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.1 of Registrant’s Current Report on Form 8-K filed on April 23, 2002)

3.13	Articles Supplementary Redesignating and Reclassifying 130,000 Shares of 7.95% Series F Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.2 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)

3.14	Articles Supplementary Redesignating and Reclassifying all 20,000 Shares of 7.95% Series G Cumulative Redeemable Preferred Stock as Preferred Stock (incorporated by reference to Exhibit 3.3 of Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2002)

3.15	Articles Supplementary establishing and fixing the rights and preferences of the 6-1/2% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.16 of Registrant’s Form 8-A filed on June 20, 2003)

3.16	Third Amended and Restated Bylaws of Registrant (incorporated by reference to Exhibit 3.17 of Registrant’s Form 8-A filed on June 20, 2003)

3.17	Articles Supplementary establishing and fixing the rights and preferences of the 6 3/4% Series M Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for Common Stock of Registrant (incorporated by reference to Exhibit 3.3 of Registrant’s Registration Statement on Form S-11 (No. 333-35915))

4.2	Form of Certificate for 6-1/2% Series L Cumulative Redeemable Preferred Stock of Registrant (incorporated by reference to Exhibit 4.3 of Registrant’s Form 8-A filed on June 20, 2003)

4.3	Form of Certificate for 6 3/4% Series M Cumulative Redeemable Preferred Stock of Registrant.